                                                                   EXHIBIT 10.15

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                  CONFIDENTIAL
                         INTERACTIVE SERVICES AGREEMENT

      This Interactive Services Agreement (this "Agreement"), effective as of September 12, 2003 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and SmartBargains.com, LP ("SmartBargains" or "SB"), a Delaware limited partnership, with offices at 10 Milk Street, Boston, Massachusetts 02108 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

A. SmartBargains operates a discount shopping interactive site at URL www.smartbargains.com (the "Generally Available Site").


B. AOL desires that SmartBargains provide AOL Members with an AOL-branded discount shopping interactive site based on the Generally Available Site (the "Customized Site").

C. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement.

D. Capitalized terms used but not defined in the body of the Agreement shall be as defined on Exhibit B attached hereto.

1. PROMOTION AND DISTRIBUTION; IMPRESSIONS.

      1.1. DOTD COMMITMENT. Beginning on the Launch Date, AOL shall provide SmartBargains with at least [**] (or a prorated number [**]) (as the same may be increased pursuant to Section 1.2, the "DOTD Commitment"), which Placements shall link to the Customized Site. The DOTD Commitment shall be subject to the Makegood process set forth in Section 1.1(b) below. "DOTD Placement" shall mean an [**] promotion within [**] for a CS Product within the designated "Deal of the Day" areas of the Welcome Screens (the "DOTD Area") which DOTD Area shall, subject to Makegood process set forth in Section 1.1(a) below, be of comparable size and prominence to the size and prominence of the AOL Deal of the Day portions of the AOL 9.0 Client Welcome Screens as of the Launch Date. The Parties acknowledge that notwithstanding the foregoing, nothing in this Agreement shall be construed to limit AOL's right to redesign any part of the AOL Network, including without limitation the AOL Service and the Welcome Screen; provided, however, that if any redesign of the Welcome Screen materially and adversely diminishes the size and prominence of the DOTD Area for the DOTD Placements (a "Material

                                 1 CONFIDENTIAL

            Redesign"), then AOL shall provide SmartBargains with an amount of Makegood Inventory calculated in accordance with the Makegood Process set forth in Section 1.1(a) below. The Parties also acknowledge that as of the Effective Date (i) each AOL User using AOL version 8.0 or higher is able to select the version of the Welcome Screen that such AOL User sees upon login to the AOL Service, and (ii) not all versions of the Welcome Screen contain a DOTD Area. Accordingly, the fact that some AOL offers and AOL Users may select alternative versions of the AOL Client that do not have a DOTD Area shall not be deemed a Material Redesign under this Agreement. The Parties further acknowledge that the purpose of the Makegood Process is to provide SmartBargains with traffic to the Customized Site that reasonably approximates the loss in traffic from the Material Redesign, although the Parties acknowledge and agree that the delivery of the Makegood Inventory shall totally satisfy AOL's obligation hereunder regardless of whether SmartBargains receives more or less traffic to the Customized Site than SmartBargains may have anticipated receiving but for the Material Redesign. AOL shall be required to provide SmartBargains with a number of additional DOTD Placements calculated in accordance with the Makegood Process (the "Makegood Inventory") only if AOL has not given SmartBargains at least [**]) days notice prior to any Material Redesign. SmartBargains shall ensure that it has sufficient inventory of the CS Product(s) to be marketed within any DOTD Placement to satisfy AOL User demand for such CS Product(s), it being acknowledged that if any Featured Product (as defined in Exhibit A-1) does not link to a Sold-Out Product more than [**] percent ([**]%) of the time within any calendar day when such DOTD Placement is run during the Term such inventory will be deemed sufficient.

            (a) Material Redesign Makegood Written Process: As used in this Agreement, the date on which AOL provides SmartBargains with notice of a pending Material Redesign shall be referred to herein as the "Redesign Notice Date". In the event that AOL makes a Material Redesign and the Redesign Notice Date occurs [**]) days or more before the date of the Material Redesign (the "Redesign Date"), then SmartBargains shall not be entitled to receive any Makegood Inventory in connection with such Material Redesign. In the event that AOL makes a Material Redesign and the Redesign Notice Date occurs within [**] days of the Redesign Date, then AOL shall provide SmartBargains with an amount of Makegood Inventory equal to the product of
                  (A) the number of Makegood Days multiplied by (B) the Makegood CT Reduction.

                  (i)   Makegood Days Calculation.

                        a.    the Makegood Days shall initially equal [**];

                        b. For each DOTD Placement included within the DOTD Commitment during the Primary Makegood Period, AOL shall increase its Makegood Days by [**]; and

                        c. For each DOTD Placement included within the DOTD Commitment during the Secondary Makegood Period, AOL shall increase its Makegood Days by [**].

                  (ii) Makegood CT Reduction Calculation. The Makegood CT Reduction shall equal the difference between

                        a. The average number [**] from the [**] DOTD Placements in effect immediately prior to the Material Redesign less

                        b. The average number [**] the [**] DOTD Placements in effect immediately following such Material Redesign.

                  (iii) Definitions.

                        a. "Primary Makegood Period" shall mean the period commencing on the Redesign Date and ending on the [**] Day Date (but if the [**] Day Date precedes the Redesign Date, there shall be no Primary Makegood Period).

                        b. "[**] Day Date" shall mean the date which is [**] days after the Redesign Notice Date (or, if no Redesign Notice is provided, [**] days after the Redesign Date).

                        c. "Secondary Makegood Period" shall mean the period commencing on the later to occur of (i) the [**] Day Date and the (ii) Redesign Date, and ending on the date which is [**] days after the [**] Day Date.

                  (b) Makegood for Shortfall of Delivery. In the event of a shortfall in delivery of the DOTD Commitment, AOL shall provide SmartBargains with advertising or promotional inventory (including DOTD Placements, banners, textlinks, emails and pop-ups) that AOL reasonably believes will result in [**] ("Makegood Promotions"); it being understood that if AOL has delivered all of the Makegood Promotions in accordance with the terms of this Agreement, AOL shall have no further liability to SmartBargains as a result of the shortfall in delivery. In the event that AOL is delivering DOTD Placements as a makegood for placements missed from the DOTD Commitment, the Parties agree that the following matrix will apply:

February - September      October & January       November       December
    [**]                      [**]                 [**]            [**]

                        Thus, if AOL fails to deliver a committed DOTD Placement in January, it would require [**] DOTD Placements in February ([**] factor for Jan divided by [**] factor for February equals [**]) to be deemed fulfilled. Conversely, if AOL failed to deliver [**] DOTD Placements otherwise committed in October, AOL would only be obligated to provide [**] DOTD Placements in December ([**] multiplied by [**] [October factor] equals [**] divided by [**] [December Factor] equals [**] December DOTD slots owed).

                  (c) Timing of Makegoods. AOL shall make commercially reasonable efforts to deliver Makegood Inventory under
                        Section 1.1(a) and Makegood Placements under Section 1.1(b) within [**] days of the Material Redesign or missed DOTD Placements, as the case may be.

            1.2. INCREMENTAL DOTD PLACEMENTS. In addition to the DOTD Commitment, AOL may, in its discretion, deliver additional DOTD Placements ("Incremental DOTD Placements"). In the event that it intends to provide SmartBargains with an Incremental DOTD Placement, AOL will either give SmartBargains (i) [**] days prior notice of such Incremental DOTD Placement (in which case SmartBargains shall ensure that it has sufficient inventory of the CS Product(s) to be marketed within such DOTD Placement to satisfy AOL User demand for such CS Product(s) (such sufficiency to be determined in accordance with Section
                  1.1 above) and such Incremental DOTD Placement will be added to the DOTD Commitment for all purposes of Section 1.1 and
                  Section 1.2 above), or (ii) less than [**] days notice of such Incremental DOTD Placement (in which case either (x) SmartBargains shall give notice to AOL within [**] business days that SmartBargains declines such opportunity, or otherwise, (y) SmartBargains shall ensure that it has sufficient inventory of the CS Product(s) to be marketed within such Incremental DOTD Placement to satisfy AOL User demand for such CS Product(s) (such sufficiency to be determined in accordance with Section 1.1 above) and such Incremental DOTD Placement will be added to the DOTD Commitment for all purposes of Section 1.1 above and Section 1.2). The terms of this provision shall not be binding upon either Party unless the offer by AOL or the declining of acceptance by SmartBargains of Incremental DOTD Placements is provided in writing (which may not be provided via email) and in the case of AOL, is executed by both [**] (or their successors). The Parties acknowledge that there may be nonbinding communications (e.g. via email) relating to Incremental DOTD Placements which nonetheless are not governed by this provision (i.e., AOL may communicate availability of placements which may be available to SmartBargains from time to time).

            1.3. INCREMENTAL PLACEMENTS. Nothing in Sections 1.1 or 1.2 shall prevent AOL from offering, and SmartBargains from accepting, incremental non-binding promotions to the Customized Site. Moreover, AOL may promote the Customized Site through banners, text links, emails and pop-ups in standard course unless otherwise objected to by SmartBargains; provided that AOL shall not be obligated to cease such promotions so long as AOL reasonably believes that such promotions will not generate in excess of [**]% of the [**] SmartBargains through the DOTD Commitment.

            1.4. COMPLIANCE WITH BBB ADVERTISING GUIDELINES. SmartBargains shall ensure that (i) all offers, advertisements or other Promo Content appearing within any of its Placements on the AOL Network and (ii) all content within the Customized Site, strictly comply with the then-current Better Business Bureau Advertising Guidelines (the "BBB Guidelines"). The version of the BBB Guidelines in effect as of the Effective Date is attached hereto as Exhibit F. [**] the BBB Guidelines shall be [**]. Without prejudice to any other remedy available to AOL hereunder, SmartBargains shall immediately remove any Content from the Placements or the Customized Site that AOL reasonably believes may violate the BBB Guidelines.

            1.5 ADDITIONAL PROMOTION. In recognition of the expenses incurred by SmartBargains in connection with the creation of the Customized Site, the Parties amended that certain Interactive Marketing Agreement between the Parties, dated as of June 1, 2000, as amended to date (the "Existing Agreement"), pursuant to a Ninth Amendment to Interactive Marketing Agreement effective as of June 30, 2003 (the "Ninth Amendment"), to (i) extend the term of the Existing Agreement through September 30, 2003, and (ii) provide that AOL will not be entitled to [**] under the Existing Agreement after the Ninth Amendment Effective Date (as defined in the Ninth Amendment), until [**] have surpassed [**] dollars ($[**]) in aggregate (notwithstanding any provision of the Existing Agreement, the Ninth Amendment or this Agreement to the contrary, the amount [**] to AOL (and value to SmartBargains) as a result of its agreement to this Section 1.5(ii) shall be deemed to be [**] dollars ($[**])).

      2. PROGRAMMING AND CUSTOMIZED SITE

            2.1 PROGRAMMING. SmartBargains shall provide AOL with the Customized Site consisting of the Content described on the programming plan attached as Exhibit A-1 (the "Programming Plan"). SmartBargains shall ensure that the Customized Site complies with the technical operating standards set forth in Exhibit A-2 ("Operating Standards"). SmartBargains shall customize the Customized Site for AOL Members as follows:

                  (a) Branding and Navigation. SmartBargains shall ensure that the Customized Site displays AOL branding as set forth on Exhibit A-3; provided that AOL may request up to [**] of the Term subject to paying [**] percent ([**]%) of SmartBargains' actual costs incurred in implementing such change; such costs may be paid [**] in Section 3.1 for such costs to be paid by AOL.

                  (b) Advertising. Notwithstanding anything to the contrary in this Agreement, SmartBargains shall ensure that the Customized Site does not promote, advertise, market or distribute products, services or Content of any other Interactive Service. Neither party shall be entitled to include any third party advertisements or links on the Customized Site without the prior mutual agreement of AOL and SmartBargains, except as required by any integration of Marketplace Integration Software Providers (as defined in Section 2.4) pursuant to
                        Section 2.4.

                  (c) Domain Name. SmartBargains shall host all pages of the Customized Site under a domain name co-branded with the AOL Service (i.e., smartbargains.aol.com), or under such other domain name as shall be necessary for AOL to receive primary credit for the traffic to the Customized Site from all third party measurement services; except that images on the Customized Site may be served from SmartBargains' subdomains or a content distribution network such as Akamai. It is understood that SmartBargains has no authority over the AOL domain and relies completely on AOL to promptly create and modify its DNS records. AOL will ensure that all host names, subdomains, domains, certificates, addresses, security settings and related entities are fully and properly configured

                  (d) Cul-de-sac Site. AOL shall have the right to approve any hyperlinks from the Customized Site. The Parties intend that the Customized Site will provide AOL Members the opportunity to conduct transactions through the Customized Site and then return such AOL Members back to the AOL Network.


            2.2 PREPARATION OF CUSTOMIZED SITE. SmartBargains shall complete the Customized Site and Content Preparation for external use by September 15, 2003 ("Launch Date") which Customized Site will be functional and available for internal testing by September 8, 2003. For each day after the Launch Date that SmartBargains fails to cause such completion of the Customized Site, SmartBargains will pay to AOL [**] dollars ($[**]), provided that in no event shall SmartBargains' liability under this Section 2.2 exceed $[**] in the aggregate. Any features or functionality not included in Exhibit A-1 must be mutually agreed to by the Parties and may require additional payments by AOL and may delay the Launch Date with no penalty to either Party; provided that any discrepancies under this sentence (e.g., clarifications of obligations vs. additional obligations) shall be resolved pursuant to the dispute resolution process in Section 1 of Exhibit D. In the event SmartBargains has not completed Site and Content Preparation within [**] days after the Launch Date, then in addition to any other remedies available, AOL shall have the right to terminate this Agreement by giving SmartBargains written notice thereof. AOL will complete the items within the timeframes listed in Exhibit [F] provided, however, that if SmartBargains is unable to launch the Customized Site by the Launch Date solely as a result of AOL's inability to carry out its obligations on Exhibit [F] collectively, then for each day that the Launch Date is delayed AOL will waive the $[**] penalty and provide SmartBargains with an Incremental DOTD Placement with [**] attached to it, provided that in no event shall AOL be required to provide more than [**] Incremental DOTD Placements pursuant to this sentence.

            2.3 CUSTOMER DATA. Subject to the last sentence of this Section 2.3, AOL shall own all data obtained by SmartBargains pursuant to this Agreement. SmartBargains shall ensure that on the first page of the Customized Site, a prominent notice to AOL Users (the form and content to be provided by AOL) will notify such AOL Users that its information will be owned by AOL. At least [**] prior to the expiration of the Term, AOL and SmartBargains will enter into negotiations [**] to be in effect upon expiration of the Term. If by the end of the Term, AOL and SmartBargains have not mutually agreed upon [**] and at any time thereafter SmartBargains provides formal notice to AOL that it is breaking off conversations regarding [**] (the "Break Off Notice"), then AOL will enable SmartBargains to [**] as follows: commencing within [**] days after the Break Off Notice AOL will for a period of [**] [**]on SmartBargains [**], which will be [**] than the [**] historically provided to SmartBargains, to [**] for whom AOL has acquired the right [**].

            2.4 MARKETPLACE INTEGRATION SOFTWARE PROVIDERS. SmartBargains will work with potential partners designated by AOL and agrees to integrate a software solution offered by a Marketplace Integration Software Providers into the Customized Site by [**]. For purposes hereof, "Marketplace Integration Software Providers" shall mean a software and services organization which provides an electronic means for presenting and processing inventory for large manufactures or retailers onto Internet-based marketplaces, but does not take physical possession or legal title of any inventory (e.g. Channel Advisor, AuctionWorks). Such potential partners and SmartBargains shall enter into mutually agreeable confidentiality agreements regarding the protection of their respective confidential and proprietary information.

      3. [**] REPORTS AND AUDIT RIGHTS

            3.1 [**]. SmartBargains shall pay AOL on a monthly basis, within [**] days of the end of any month during the Term, an amount [**]. "[**]" shall mean the aggregate amounts [**] of the Customized Site in connection with the [**] of any [**] through the Customized Site, excluding, in each case, (a) [**], (b) [**], and (c) [**] (only if and to the extent that such [**] reflect SmartBargains' [**]). Upon mutual agreement, the Parties may agree to [**] in order to facilitate incremental drop-ship relationships.

            3.2 REPORTS. No later than thirty (30) days after the end of each month during the Term, SmartBargains will provide AOL with a final monthly report ("Final [**] Report") containing for each month the details about the [**] (including all calculations used to determine the [**] amount, such as [**] both for each DOTD Promotion and a summary of all other Promotions). AOL shall be entitled to rely on each of the Final [**] Reports for the sole purpose of determining [**], and SmartBargains shall not modify any of these reports after submitting them to AOL. The reports required under this section will comply with the format requests from AOL and shall be auditable by AOL in accordance with Section 3.3 of the Agreement. For the avoidance of doubt, any cancellations or returns made after a Final [**] Report is submitted to AOL [**].

            3.3 AUDIT RIGHTS. For the sole purpose of ensuring compliance with this Agreement, AOL shall have the right to engage an independent certified public accountant to conduct a reasonable and necessary inspection of portions of the books and records of SmartBargains which are relevant to SmartBargains's performance pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice to SmartBargains. AOL shall bear the expense of any audit conducted pursuant to this paragraph unless such audit shows an error in AOL's favor amounting to a deficiency to AOL in excess of five percent (5%) of the actual amounts paid and/or payable to AOL hereunder, in which event SmartBargains shall bear the reasonable expenses of the audit. SmartBargains shall pay AOL the amount of any deficiency discovered by AOL within thirty (30) days after receipt of notice thereof from AOL. AOL shall not have the right to audit more than one time in any six-month period.

            3.4 NO CREDIT FOR EXISTING AGREEMENT. No promotions, sales or revenue generated under this Agreement shall be deemed a credit or otherwise be counted for any purpose under the Existing Agreement as the same has or may be amended.

      4. AOL TOOLS. SmartBargains shall use AOL's utilities and technologies ("AOL Tools"), subject to AOL's standard license agreements for such tools, as follows:

            4.1 NON-MERCHANDISING TOOLS ON CUSTOMIZED SITE . To the extent SmartBargains uses any of the following tools or functionality within the Customized Site, SmartBargains shall use the comparable AOL Tools only: instant messaging and calendaring (including "click-to-add event" functionality associated therewith). Any registration process permitted hereunder shall permit AOL Members to utilize AOL's screenname authentication functionality and SmartBargains shall display such functionality as prominently as any other method of registration. In addition, the Customized Site shall not (i) provide or promote any email service or aggregated shopping/commerce features or functionality (e.g. an online mall), or (ii) use or feature the tools or technology of any Interactive Service other than AOL. AOL will use commercially reasonable efforts to facilitate SmartBargains' use of these non-merchandising tools, and any new tools developed by AOL after the Effective Date will be added on a mutually agreeable basis; if AOL agrees to [**] to integrate any [**], SmartBargains agrees to provide such integration in a reasonable time and subject to reasonable expense.

            4.2 MERCHANDISING TOOLS ON CUSTOMIZED SITE. SmartBargains will conform its promotion and sale of CS Products through the Customized Site to the then-existing technologies identified by AOL which are optimized for the AOL Service. Specifically, SmartBargains shall (a) participate in AOL Quick Checkout, and
                  (b) participate in AOL's "product search" tool technology which allows AOL Members to run a customized search among SmartBargains's detailed inventory data ("AOL Product Search"). AOL will use commercially reasonable efforts to facilitate SmartBargains' use of these merchandising tools, and any new tools developed by AOL after the Effective Date will be added on a mutually agreeable basis; if AOL agrees to pay all actual costs incurred by SmartBargains to integrate any new tools, SmartBargains agrees to provide such integration in a reasonable time and subject to reasonable expense.

      5. TERM, TERMINATION, PRESS RELEASES.

            5.1. TERM. Unless earlier terminated as set forth herein, the initial term of this Agreement shall commence on the Effective Date and expire March 8, 2005 (the "Initial Term"). Each Party shall have the [**] this Agreement [**], provided that AOL may [**] and SmartBargains may [**].

            5.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof.

            5.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

            5.4 TERMINATION FOR CHANGE OF CONTROL. AOL may terminate this Agreement upon written notice to SmartBargains in the event of any Change of Control of SmartBargains which results in SmartBargains (i) controlling any substantial interest in, or
                  (ii) being controlled by, or being under common control with, an Designated Entity. For purposes of this Agreement, "Designated Entity| shall mean (i) any entity that offers, directly or through any Affiliate, an Internet connectivity or ISP service, or (ii) any of the following entities or any Affiliate of such entities: [**].

      6. EXHIBITS AND STANDARD TERMS. All Exhibits attached hereto and are hereby made a part of this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

 AMERICA ONLINE, INC.                          SMARTBARGAINS.COM LP

By: /s/Robert Hayes                            By: /s/Ben Fischman
    ---------------------------                   ------------------------------

Print Name: Robert Hayes                       Print Name:  Ben Fischman

Title: [illegible] E-Commerce                  Title: EVP Strategic Development

Date: 9/15/03                                  Date: 9/15/03

                          EXHIBIT A-1: PROGRAMMING PLAN

A. GENERAL:

      1. VISION. An online store that offers members a wide variety of categories with big brands, deeply discounted, new items. Exclusive offerings will be made available only for AOL members.

      2. PRODUCT SUMMARY. The Liquidations destination is designed to be a fully functional e-commerce platform that enables customers to purchase a wide variety of goods from a wide variety of merchant sources - in a single transaction. The Liquidations store will better serve AOL members looking for mature products in the product lifecycle with deep discounted prices. Currently we only partially serve these members and feel we can do a much better job moving forward. Secondarily, we hope to help merchants liquidate late in lifecycle merchandise.

The Liquidations destination will offer goods available to members both through "Liquidation Events" as well as through a fully functional eCommerce store that will be available as a "Liquidation Destination".

      3. BENEFIT TO OUR AOL MEMBERS. Our members will have access to an exclusive Liquidations destination with an enormous assortment of well-known branded products at unparalleled values. They will be presented with new events and limited opportunities daily, building a shopping experience with a sense of excitement and urgency. They do not have to wait for an auction to end or bid on a product, since the prices are fixed. They can purchase items from multiple vendors and streamline their checkout process by leveraging an AOL Wallet.

      4. BENEFIT TO OUR SELLERS. Sellers will be able to quickly liquidate excess inventory to a large audience of AOL members. By participating in the AOL Outlet, sellers will have another sales channel that does not cannibalize their full-line products and pricing. Their products will provide better returns by reducing their mature product inventory in large volumes and shortening their product life cycle.

B. PRODUCT REQUIREMENTS: As more specifically provided in this Exhibit A-1, SmartBargains shall be responsible for all programming, creative development, functionality and continuing operations on the Customized Site; as relevant, the Customized Site must adhere to AOL Studio guidelines and changes must be approved by AOL (process to be agreed upon by both Parties).

For purposes of Section 2.2, Launch Date shall be deemed when SmartBargains has completed to the reasonable satisfaction of AOL all Features identified by an AOL Priority of P0. All items designated with an AOL Priority of P1 shall be completed no less than [**] days following the Launch Date.

ITEM #         FEATURE            PRIORITY        DESCRIPTION / NOTES
------         -------            --------        -------------------
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]                 [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]

[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]                 [**]
[**]           [**]                 [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]                 [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]                 [**]             [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]

[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]                 [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]                 [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]             [**]    [**]         [**]
[**]           [**]                 [**]             [**]

Operational and Performance Requirements

                                                  [**]
                                               SB will [**]
                                        SB will inform AOL as to the
ACTION PROMPTED BY MEMBER                     [**] Launch Date.
-------------------------              ------------------------------
         [**]                                  [**]
         [**]                                  [**]
         [**]                                  [**]
         [**]                                  [**]
         [**]                                  [**]
         [**]                                  [**]

-     Site uptime: [**]%

- Maintenance window: no more than [**] window, [**] a week. If SB requires more frequent or longer update periods, AOL shall agree to discuss in good faith to approve such changes to the maintenance window. Efforts will be made to conform to the AOL standard maintenance window [**].

APPENDICES

                 APPENDIX A - REPORTS PROVIDED BY SMARTBARGAINS

[**] REPORTS

[**] Reports, which will be available to AOL via the Internet. [**].

[**] SALES [**]

[**] SALES [**]

[**] SALES [**]

SALES [**]
SALES [**]

SALES [**]

SALES [**]
SALES AOL
OUTLETS
FLASH REPORT THRU 09/07/03
SUMMARY

($000S EXCEPT                                                          [**                                        [*
 AVG ORDER SIZE &                            [**]                       ]                     [**]                *]        [**]
 AVG SELLING PRICE)     -----------------------------------------------     --------------------------------------       -----------
                                 [**]    [**]     [**]   [**]     [**]                [**]            [**]    [**]
                        [**]    [**]    [**]     [**]   [**]     [**]       [**]    [**]     [**]    [**]    [**]       [**]   [**]

SUN   09/01  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
MON   09/02  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
TUE   09/03  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
WED   09/04  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
THU   09/05  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
FRI   09/06  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
SAT   09/07  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
   WEEK 1    [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]

SUN   09/08  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
MON   09/09  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
TUE   09/10  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
WED   09/11  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
THU   09/12  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
FRI   09/13  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
SAT   09/14  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
   WEEK 2    [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]

SUN   09/15  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
MON   09/16  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
TUE   09/17  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
WED   09/18  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
THU   09/19  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
FRI   09/20  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
SAT   09/21  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
   WEEK 3    [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]

SUN   09/22  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
MON   09/23  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
TUE   09/24  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
WED   09/25  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
THU   09/26  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
FRI   09/27  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
SAT   09/28  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]
   WEEK 4    [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]

MTD ACTUALS  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]  [**]   [**]   [**]

EMAIL REPORTING

BRAND DRIVEN PERFORMANCE

BRAND    CLICKS    SALES
-----    ------    -----
[**]     [**]      $[**]
[**]     [**]      $[**]
[**]     [**]      $[**]
[**]     [**]      $[**]
[**]     [**]      $[**]
[**]     [**]      $[**]
[**]     [**]      $[**]
[**]     [**]      $[**]
[**]     [**]      $[**]

TOP 50 SEARCH TERMS WEEK OF 8/4

TOP 50 SEARCH TERMS      COUNT
-------------------      -----
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]

[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]
[**]                     [**]

APPENDIX B - MERCHANDISE PLAN

      SB will follow the assortment guidelines and provide documentation as requested below:

            1. For Main Page:

                  a. A Featured Product Calendar detailing products [**] in advance.

                  b. If there are changes to the Featured Product Calendar, which will not exceed [**]% of scheduled Feature Product, SB will provide [**] days advance written notice of that change to AOL, unless AOL agrees to a lesser period of time.

                  c. The Featured Product will not come from any one department [**]% of the time and in any one month, the featured product must come from at least [**]different departments, unless approved by AOL.

                  d. In any given month the Featured Product must promote a nationally advertised branded(1) product at least [**]% of the time, unless approved by AOL.

            2. For each Department:

                  a.    Average of [**] products per Department.

                  b.    Featured Product for each Department which will refresh
                        [**].

                  c. Target and Minimum Brand Mix: In Departments where brands apply (e.g., Electronics, Men's Store, Women's Accessories, Women's Apparel), [**]% of the listings should be nationally advertised brands(1) and no one brand should constitute more than [**]% of the listings, unless approved by AOL.

            3. For each Category:

                  a. Minimum of [**] products per Category, unless approved by AOL.

                  b. Featured Product for each Category on AOL Outlets will be different from Featured Product on Smartbargains.com, however the order of products listed on AOL Outlets will be the same as Smartbargains.com.

                  c. Product descriptions and copy on Category pages will not be unique to AOL Outlets. SB agrees to make changes to product descriptions and copy in reasonable time frame when requested.

            4. Overall

                  a. Ordering Rules: SB orders product listings on pages based on product [**] or mutually agreed merchandising rules (and without regard to [**]whatsoever); 3rd party listings will not be discriminated against in listings or otherwise.

                  b.    Discount Objectives ([**]% off MSRP or greater).

                  c. Assortment Plan: [**] SB will present a written Assortment plan, subject to AOL approval, which will include promotions for the Main Page, as well as Key Items or events occurring in the Departments/Categories the following [**].

----------
(1) Brands that are advertised nationally in TV or print media, not regional.

                                 20 CONFIDENTIAL

                        i. In addition, SB will provide, a Main Page Featured Product(s) Calendar detailing items, promotional offer and quantity available for sale [**] in advance.

                        ii. SB will provide Department Page Featured Item Calendar detailing items, promotional offer and quantity available for sale [**] in advance.

                  d. SB will present to AOL a written Exclusive Product Plan indicating all products, prices, quantities that SB intends to make available exclusively on AOL.

                        i.    Minimum of [**] exclusive products per department.

                        ii. At a minimum AOL exclusive product assortment will be refreshed [**]. On high volume departments AOL exclusive product assortment will be refreshed with greater frequency.

            APPENDIX C - CALL CENTER SUPPORT SERVICE LEVEL STANDARDS

The following Call Center Performance Standards shall be deemed to be in effect until otherwise mutually agreed upon by the Parties.

PERFORMANCE INDICATOR           SERVICE LEVEL AGREEMENT
---------------------           -----------------------
[**]                              [**] PERCENT [**].
[**]                              WITHIN [**]
[**]                              [**]
[**]                              [**]
[**]                              LESS THAN [**]%
[**]                              WITHIN [**]
[**]                              [**] WITHIN [**]
[**]                              [**] WILL BE SENT TO AOL [**]
[**]                              [**] PRODUCT [**]
[**]                              SB AND AOL WILL AGREE [**]

                   EXHIBIT A-2: TECHNICAL OPERATING STANDARDS

1. Customized Site Infrastructure. SmartBargains will be[**].

2. [Intentionally Blank]

3. Technical Problems. SmartBargains agrees [**].

4. Monitoring. SmartBargains will [**].

5. Telecommunications. [**].

6. Security. SmartBargains will [**]. SmartBargains will [**] [**].

7. Technical Performance.

   i. SmartBargains will [**]

   ii. [**] SmartBargains [**], SmartBargains shall [**].

   iii. SmartBargains will [**].

   iv. SmartBargains will [**].

   v. [**] SmartBargains will [**].

8. AOL Internet Services SmartBargains Support. [**] SmartBargains.

                             EXHIBIT B: DEFINITIONS

The following definitions shall apply to this Agreement:

ADVERTISEMENTS. Advertisements, promotions, links, pointers and similar services or rights.

AOL AFFILIATE. Any distributor or franchisee of AOL, or an entity that, directly or indirectly, controls, is controlled by, or is under common control with AOL, including any entity in which AOL holds, directly or indirectly, at least a [**] percent ([**]%) equity interest.

AOL FRAMES. The frame (and any other visible elements of client software) appearing around the Customized Site when an AOL Member is viewing such site.

AOL LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (excluding the digital implementations thereof done by SmartBargains) which are generally associated with interactive sites within any AOL Property, or any other AOL interactive site or service.

AOL MEMBER(S). Any user of the AOL Network, including authorized users (including any sub-accounts under an authorized master account) of the AOL Service and/or the CompuServe Service.

AOL NETWORK. (i) The AOL Properties, and (ii) any other product, service or property owned, operated, distributed or authorized to be distributed by or through AOL or any AOL Affiliate worldwide (and including those properties excluded within the definition of the AOL Properties). It is understood and agreed that the rights of SmartBargains relate solely to the AOL Properties and not generally to the AOL Network.

AOL PROMO. The creative materials provided by SmartBargains for display on the AOL Network.

AOL SERVICE. The US version of the America Online-brand Service, subject to the AOL Standard Service Exclusions.

AOL STANDARD SERVICE EXCLUSIONS. With respect to any AOL Property (or other AOL interactive site or service), such site or service shall specifically exclude:
(a) all other AOL interactive sites (e.g., the "AOL Service" shall exclude, e.g., AOL.com, Netscape, MovieFone.com, CompuServe.com, ICQ.com, etc.) or AOL interactive services (e.g., the "AOL Service" shall exclude, e.g., the CompuServe service, ICQ, AOL Instant Messenger, etc.); (b) any international versions of such site or service (e.g., the "AOL Service" shall exclude, e.g., AOL Europe and AOL Japan), (c) any independent product, service or property, which may be offered by, through or with the applicable AOL site or service (e.g., "You've Got Pictures(TM)," "Shop@," "NetMail(TM)," "Love@AOL", "AOL Hometown," "My News", "Netbusiness"), (d) any programming or Content area offered by or through such site or service over which AOL does not exercise complete operational control (including, without limitation, content areas controlled by other parties and member-created content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the applicable site or service, (f) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (g) any other version of the applicable site or service which is materially different from the standard narrow-band U.S. version of the applicable site or service, by virtue of its branding, distribution, functionality, Content or services (e.g., in the case of Digital City, excluding, e.g., Digital City, Inc.'s "YourTown" branded cities or any other similar "light" product offering), including, without limitation, any private-label or co-branded version of the applicable site or service or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g. with respect to "Netscape", excluding, e.g., any custom Netcenters built specifically for third parties).

AOL TOOLS.  AOL's tools and functionalities.

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, AOL Purchasers and SmartBargains customers (in their capacities as SmartBargains customers), technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) the receiving Party can demonstrate was already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party not in breach of any confidentiality obligation to the disclosing Party.

CONTENT. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, URLs, keywords and other navigational elements, links, pointers, technology and software, including any modifications, upgrades, updates, enhancements and related documentation.

CS PRODUCTS. Products offered for sale or promoted on the Customized Site.

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an online service or Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) covering a broad range of subjects and targeted at a broad audience (e.g., a search and directory service or portal); or (iii) communications software capable of serving as the principal means through which a user creates, sends or receives electronic mail or real time online messages.

KEYWORD(TM) SEARCH TERMS. (a) The Keyword(TM) online search terms made available on the AOL Service, combining AOL's Keyword(TM) online search modifier with a term or phrase specifically related to SmartBargains (and determined in accordance with the terms of this Agreement) and (b) the Go Word online search terms made available on the CompuServe Service, combining CompuServe's Go Word online search modifier with a term or phrase specifically related to SmartBargains (and determined in accordance with the terms of this Agreement).

LICENSED CONTENT. All Content offered through the Customized Site pursuant to this Agreement or otherwise provided by or on behalf of SmartBargains or its agents in connection herewith (e.g., offline promotional content or online Content for distribution through the AOL Network).

PRESS RELEASE.  A press release or other public statement.

PRODUCT. Any product, good or service which SmartBargains (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Members directly or indirectly through (i) the Customized Site (including through any Interactive Site linked thereto), (ii) any other electronic means directed at AOL Members (e.g., e-mail offers) specifically authorized by this Agreement, or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Customized Site requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

PROMO CONTENT. Content provided by SmartBargains to AOL for inclusion within a DOTD[**]Placement.

PROMOTIONAL MATERIALS. Any and all marketing, advertising, or other promotional materials, excluding Press Releases, related to the Customized Site and/or referencing the other Party and/or its trade names, trademarks, and service marks.

SUBLICENSE. To grant a sublicense (i) of any of the rights granted to AOL hereunder to AOL Affiliates, and (ii) to AOL Members to use the Licensed Content in accordance with the applicable AOL Member end user license agreements.

WELCOME SCREENS. The first full page or screen of the AOL Service after an AOL Users logs on to the AOL Network (specifically excluding any log-on "pop-up" or other similar interim advertisement or promotion).

CONFIDENTIAL

                                    EXHIBIT C

                   STANDARD ONLINE COMMERCE TERMS & CONDITIONS

- AOL Network Distribution. The Placements and any other promotions or advertisements purchased from or provided by AOL will link only to the Customized Site, will be used by SmartBargains solely for its own benefit and will not be resold, traded, exchanged, bartered, brokered or otherwise offered to any third party. SmartBargains will not authorize or permit any third party to distribute or promote the CS Products or any SmartBargains Interactive Site through the AOL Network absent AOL's prior written approval.

- Provision of Other Content. In the event that AOL notifies SmartBargains that (A) as reasonably determined by AOL, any Content within the Customized Site violates AOL's then-standard Terms of Service (as set forth on the America Online(R) brand service at Keyword term "TOS"), for the AOL Service or any other AOL property through which the Customized Site is promoted, the terms of this Agreement or any other standard, written AOL policy (including, without limitation, AOL's policies on (i) kids and teens content, (ii) advertising, or (iii) games rating) or (B) AOL reasonably objects to the inclusion of any Content within the Customized Site (other than any specific items of Content which may be expressly identified in this Agreement), then SmartBargains will take commercially reasonable steps to block access by AOL Users to such Content using SmartBargains's then-available technology. In the event that SmartBargains cannot, through its commercially reasonable efforts, block access by AOL Users to the Content in question, then SmartBargains will provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. SmartBargains will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

- Contests. SmartBargains will take all steps necessary to ensure that any contests, sweepstakes or similar promotions conducted or promoted through the Customized Site (a "Contest") comply with all applicable federal, state and local laws and regulations.

4. Disclaimers. Upon AOL's request, SmartBargains agrees to include within the Customized Site a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that all Content is provided solely by SmartBargains and not AOL, and any transactions are solely between SmartBargains and AOL Users purchasing CS Products from SmartBargains and AOL is not responsible for any loss, expense or damage arising out of the Content provided through the Customized Site.

5. AOL Look and Feel. SmartBargains acknowledges and agrees that AOL will own all right, title and interest in and to AOL Look and Feel developed by or for AOL, subject to SmartBargains's ownership rights in any SmartBargains trademarks or copyrighted material within the Customized Site. SmartBargains acknowledges that AOL owns all right, title, and interest in and to the AOL Frame. Except for the AOL Look and Feel and AOL Frame as provided above, and the AOL Trademarks or as otherwise specifically set forth in this Agreement, SmartBargains shall have all right, title and interest in and to the Customized Site.

6. Management of the Customized Site. SmartBargains will manage, review, delete, edit, create, update and otherwise manage all Content available on or through the Customized Site, in a timely and professional manner and in accordance with the terms of this Agreement. SmartBargains will use its commercially reasonable efforts to ensure that the Customized Site is current, accurate and well-organized at all times. SmartBargains warrants that the CS Products and other Licensed Content : (i) to its knowledge, will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate AOL's then-applicable Terms of Service for the AOL Service and any other AOL property through which the Customized Site will be promoted or any other standard, written AOL policy; and (iii) will not violate any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. Additionally, SmartBargains represents and warrants that to its knowledge it owns or has a valid license to all rights to any Licensed Content used in AOL "slideshow" or other formats embodying elements such as graphics, animation and sound, free and clear of all encumbrances and without violating the rights of any other person or entity. SmartBargains also warrants that a reasonable basis exists for all Product performance or comparison claims appearing through the Customized Site. SmartBargains shall not in any manner, including, without limitation in any Promotion, the Licensed Content or the Materials state or imply that AOL recommends or endorses SmartBargains or SmartBargains's Products (e.g., no statements that SmartBargains is an "official" or "preferred" provider of products or services for AOL). AOL will have no obligations with respect to the CS Products available on or through the Customized Site, including, but not limited to, any duty to review or monitor any such CS Products.

CONFIDENTIAL

7. Duty to Inform. SmartBargains will promptly inform AOL of any information related to the Customized Site which SmartBargains believes could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party.

8. Production Work. In the event that SmartBargains requests AOL's production assistance in connection with (i) ongoing programming and maintenance related to the Customized Site, (ii) a redesign of or addition to the Customized Site (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or (iv) any other type of production work, SmartBargains will work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL will notify SmartBargains of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of the agreed-upon Production Plan, such agreement will be reflected in a separate work order signed by the Parties. To the extent SmartBargains elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's standards & practices (as provided on the America Online brand service at Keyword term "styleguide"). The specific production resources which AOL allocates to any production work by AOL to be performed on behalf of SmartBargains will be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Customized Site ("Routine Services"), SmartBargains will pay the then-standard fees charged by AOL for such Routine Services, so long as AOL provides reasonable advance notice of the performance of such services, where feasible.

9. Overhead Accounts. To the extent AOL has granted SmartBargains any new overhead accounts on the AOL Service pursuant to this Agreement, SmartBargains will be responsible for the actions taken under or through such overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any such overhead account issued to SmartBargains, but SmartBargains will not be liable for charges incurred by any such overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all such new overhead accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any such new overhead account.

10. Merchant Certification Program. SmartBargains will participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the AOL Network (including, as a minimum, use of 40-bit SSL encryption and if requested by AOL, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.

11. Search Terms. To the extent this Agreement sets forth any mechanism by which the Customized Site will be promoted in connection with specified search terms within any AOL product or service, SmartBargains hereby represents and warrants that SmartBargains has all consents, authorizations, approvals, licenses, permits or other rights necessary for SmartBargains to use such specified search terms. Notwithstanding the foregoing, AOL shall have the right to suspend the use of any search term if AOL has reason to believe continued use may subject AOL to liability or other adverse consequences.

12. Kids and Teens Content. SmartBargains shall notify AOL in writing whenever it intends to distribute child designated content for the following age groups on or through the Customized Site: (i) Kids (children ages 12 and under), (ii) Young Teens (children ages 13-15), (iii) Mature Teens (children ages 16-17). All Content appearing on or through the Customized Site designated for the foregoing age groups shall comply at all time with AOL's standard, written policies for such groups, which policies shall be made available to SmartBargains upon request.

13. Expert/Specialist Content. If any of the Licensed Content professes to provide expert, professional or other specialty advice or Content (such as, without limitation, medical or psychological, religious, financial, etc.), SmartBargains shall use its commercially reasonable efforts to ensure that all such Licensed Content is prepared or reviewed by licensed, insured and qualified practitioners/professionals in such field with expertise on the particular topic and such Licensed

CONFIDENTIAL

      Content complies with applicable standards of the applicable profession and all applicable laws and regulations. Upon request by AOL from time to time, SmartBargains shall provide AOL with evidence reasonably satisfactory to AOL of proper licensure and compliance with the foregoing sentence.

14. Insurance. At all times during the Term, SmartBargains shall maintain an insurance policy or policies adequate in amount (e.g., an amount at least standard in SmartBargains's industry for a company of SmartBargains's size) to insure SmartBargains against liability associated with the sale of the SmartBargains Products and the offering of the Licensed Content. SmartBargains shall include AOL as a named insured party on such policy or policies. Upon AOL's request, SmartBargains shall provide AOL with a copy of such policy or policies. SmartBargains shall promptly notify AOL of any material change in such policy or policies.

CONFIDENTIAL

                                    EXHIBIT D

                        STANDARD LEGAL TERMS & CONDITIONS

1.    Dispute Resolution.

1.1 Management Committee. The Parties will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot promptly resolve the Dispute , the Dispute will be submitted to the Management Committee for resolution. For ten (10) days following submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Dispute; provided that the Management Committee will have the final and exclusive right to resolve Disputes arising from any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten-day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the dispute will be subject to the resolution mechanisms described below (subject to the proviso in the third sentence of this Section 1.1). "Management Committee" will mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section 1 and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable amicably to resolve the Dispute as set forth in this
      Section 1.1 and then, only in compliance with the procedures set forth in the remainder of this Section 1.

1.2 Arbitration. Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which will be resolved by the Parties solely and exclusively through amicable resolution as set forth in Section 1.1), any Dispute not resolved by amicable resolution as set forth in Section 1.1 will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

1.3 Selection of Arbitrators. The arbitration panel will consist of three arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

1.4 Governing Law. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, will govern the arbitrability of all Disputes. The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators will reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

1.5 Arbitration Awards. The arbitrators will have the authority to award compensatory damages only. Any award by the arbitrators will be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

1.6 Fees. Each Party will pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") will be borne equally by the Parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

1.7 Non Arbitratable Disputes. Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this
            Section 1 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

      2.1 Promotional Materials. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, or other promotional materials (excluding Press Releases, which are governed by Section 2.2 below) related to (but not consisting of) the Customized Site and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Promotional Materials"); provided, however, that either Party's use of screen shots of the Customized Site for promotional purposes will not require the approval of the other Party; and provided further, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials, will not require the approval of the other Party. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the Customized Site and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

      2.2 Press Releases. Each Party shall submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any press release or similar public statement ("Press Release") regarding the transactions contemplated hereunder, provided that factual references by either party to the existence of a business relationship between the Parties shall not require approval of the other Party. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law without the consent of the other Party and in such event, the disclosing Party shall provide at least five (5) business days prior written notice of such disclosure (unless a disclosure is required by law to be made in a shorter period of time for causes outside the control of the disclosing Party (e.g., other than because of the disclosing Party's own delay), in which case the disclosing Party shall provide written notice as far in advance of the disclosure as is possible). The failure by one Party to obtain the prior written approval of the other Party prior to issuing a Press Release (except as required by law) shall be deemed a material breach of this Agreement (it being understood that a retraction/clarification distributed as widely through the same channels within forty eight hours of the distribution of the initial unauthorized Press Release, may be deemed a sufficient cure for such breach if such retraction/clarification reasonably alleviates the harm to the injured Party).

      3. License. SmartBargains hereby grants AOL a non-exclusive worldwide license to market, distribute, reproduce, display, perform, transmit and promote the Licensed Content (or any portion thereof) through such areas or features of the AOL Network as AOL deems appropriate and to sublicense such rights to AOL's affiliates. SmartBargains acknowledges and agrees that the foregoing license permits AOL to distribute portions of the Licensed Content in synchronism or timed relation with visual displays prepared by SmartBargains or AOL (e.g., as part of an AOL "slideshow"). In addition, AOL Users will have the right to access and use the Customized Site.

      4. Trademark License. In designing and implementing the AOL Promos, the Customized Site and the Promotional Materials, and subject to the other provisions contained herein, SmartBargains will be entitled to use the trade names, trademarks, and service marks of the AOL Properties; and AOL and its affiliates will be entitled to use the trade names, trademarks, and service marks of SmartBargains for which SmartBargains holds all United States rights necessary for use in connection with this Agreement (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice; and (iii) complies with all written guidelines provided to it by the other Party related to use of the other Party's Marks.

      5. Ownership of Trademarks. Each Party acknowledges the ownership right of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

      6. Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks will conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

      7. Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

      8. Representations and Warranties. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement. SmartBargains hereby represents and warrants that it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to sell the CS Products.

      9. Confidentiality. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that such Confidential Information will only be used by it for the purposes permitted under this Agreement and that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party, unless a disclosure is required by law to be made in a shorter period of time for causes outside the control of the disclosing Party (e.g., other than because of the disclosing Party's own delay), in which case the disclosing Party shall provide written notice as far in advance of the disclosure as is possible. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to the SEC or such governing body that such portions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

      10. Limitation of Liability; Disclaimer; Indemnification.

            10.1 LIABILITY. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF CS PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, ANY AOL PROPERTY(IES), OR THE CUSTOMIZED SITE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 10.3. EXCEPT AS PROVIDED IN
            SECTION 10.3, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED $[**].

            10.2 NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL PROPERTIES OR THE CUSTOMIZED SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL AND SMARTBARGAINS EACH SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE CUSTOMIZED SITE.

            10.3 Indemnity. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach or alleged material breach of any duty, representation, or warranty of this Agreement.

            10.4 Claims. If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and
            (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten
            (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

      11. Acknowledgment. AOL and SmartBargains each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The Parties agree that any principle of construction or rule of law that provides that an agreement shall be construed against the drafter of the agreement in the event of any inconsistency or ambiguity in such agreement shall not apply to the terms and conditions of this Agreement. The provisions of this
            Section 11 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

      12. Solicitation of AOL Users. During the term of the Agreement and for a [**] period thereafter, SmartBargains will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Users on behalf of another Interactive Service. More generally, SmartBargains will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail or other online communication is being sent has voluntarily either
            (i) engaged in a transaction with SmartBargains or (ii) provided information to SmartBargains through a contest, registration, or other communication, which included clear notice to the AOL User that the information provided could result in commercial e-mail or other online communication being sent to that AOL User by SmartBargains or its agents. Any commercial e-mail or other online communications to AOL Users which are otherwise permitted hereunder, will (a) include a prominent and easy means to "opt-out" of receiving any future commercial communications from SmartBargains, and (b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

      13. AOL User Communications. To the extent that SmartBargains is permitted to communicate with AOL Users under this Agreement relating to the Customized Site or CS Products ordered through the Customized Site, in any such communications to AOL Users on or off the Customized Site (including, without limitation, e-mail solicitations), SmartBargains will not encourage AOL Users to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (i) using an Interactive Site other than the Customized Site for the purchase of CS Products, (ii) using Content other than the Licensed Content; (iii) bookmarking of Interactive Sites; or (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL User communications, in the event that SmartBargains encourages an AOL User to purchase CS Products through such communications, SmartBargains shall ensure that (a) the AOL Network is promoted as the primary means through which the AOL User can access the Customized Site and (b) any link to the Customized Site will link to a page which indicates to the AOL User that such user is in a site which is affiliated with the AOL Network.

      14. Collection and Use of User Information. SmartBargains shall use its commercially reasonable efforts to ensure that its collection, use and disclosure of information obtained from AOL Users under this Agreement ("User Information") complies with (i) all applicable United States laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the Customized Site, SmartBargains's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding SmartBargains's collection, use and disclosure of user information). SmartBargains will not disclose User Information collected hereunder to any third party in a manner that identifies AOL Users as end users of an AOL product or service or use User Information collected under this Agreement to market another Interactive Service to AOL Users.

      15. Excuse. Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

      16. Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

      17. Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes
            (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@AOL.com" in the case of AOL) (with confirmation in the form of a return receipt if possible) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed (with confirmation of delivery); (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of SmartBargains, such notice will be provided to the Chief Executive Officer (fax no. 617-422-6212), at the address for SmartBargains set forth in the first paragraph of this Agreement.

      18.   [Intentionally Blank]

      19. No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

      20. Return of Information. Upon the expiration or termination of this Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified by the other Party.

      21. Survival. Sections ___________________[TBD] of the body of the Agreement, Sections 8 through 31 of this Exhibit, and any payment obligations accrued prior to termination or expiration, and any other provision which, by its nature or express terms should survive termination, will survive the completion, expiration, termination or cancellation of this Agreement.

      22. Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

      23. Amendment. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of at least Vice President level.

      24. Further Assurances. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

      25. Assignment. SmartBargains will not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL (which consent may be withheld in AOL's sole discretion); provided that, subject to AOL's right to terminate this Agreement pursuant to Section 5.4 of the main body of the Agreement, any assignment by way of merger or consolidation or a transfer of substantially all of SmartBargains's assets, will not require such prior written consent. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

      26. Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

      27. Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, SmartBargains will be not entitled to offset any amounts that it claims to be due and payable from AOL against amounts otherwise payable by SmartBargains to AOL.

      28. Applicable Law. Except as otherwise expressly provided herein, this Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles.

      29. Export Controls. Both Parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

      30. Headings. The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

      31. Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. This Agreement, and written amendments hereto, may be executed by facsimile.

                                    EXHIBIT E

                             AOL LAUNCH OBLIGATIONS

Task                    Duration   Expected Start Date       Finish
-------------------     ---------  ------------------        ------
Wireframes Approved                                           [**]
[**]                                                          [**]
[**]                                                          [**]
[**]                                                          [**]
[**]                                                          [**]
[**]                                                          [**]
[**]                                                          [**]
[**]                                                          [**]
[**]                                                          [**]
[**]                                                          [**]
[**]                                                          [**]
[**]                                                          [**]
[**]                     2 Days            [**]               [**]
[**]                     2 Days            [**]               [**]
[**]                     7 Days            [**]
[**]                     1 Day             [**]               [**]
[**]                                                          [**]
[**]                     1 Day             [**]               [**]
[**]                     2 Days            [**]               [**]
[**]                     1 Day             [**]               [**]
[**]                     1 Day             [**]               [**]
[**]                     0 Days            [**]

                                    EXHIBIT F

                                 BBB GUIDELINES

                                [TO BE PROVIDED]